UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2024
CASTELLUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-41526	27-4079982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1934 Old Gallows Road, Suite 350
Vienna, VA 22182
(Address of principal executive offices, including zip code)
703-752-6157
(Registrant’s telephone number, including area code)
Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTM	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement
On September 2, 2024, Castellum, Inc. (the "Company") and its subsidiaries entered into a loan modification agreement effective August 15, 2024 (the "Loan Modification Agreement") with Live Oak Banking Company (the "Lender") to modify certain terms of the revolving line of credit promissory note dated February 22, 2024 (the "Original Note"). Among other things, the Loan Modification Agreement (i) modified the definition of the term contained in the Original Note, (ii) required the Company to establish a collateral account with a balance of not less than $250,000 until such time as the senior debt service covenant is replaced by a total debt service covenant of 1:15 to 1:00 at which time the collateral funds shall be released at the Lender's sole discretion, (iii) modified the frequency of the reporting of the borrowing base from once a month to twice a month, and (iv) reduced the principal amount of the Original Note from $4,000,000 to $2,000,000.
The foregoing description of the Loan Modification Agreement is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title
10.1
Loan Modification Agreement effective August 15, 2024 by and among Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., and Global Technology and Management Resources, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASTELLUM, INC.

Date: September 4, 2024	By:	/s/ Glen R. Ives
	Name:	Glen R. Ives
	Title:	Chief Executive Officer (Principal Executive Officer)